Exhibit 99.3

EXECUTION VERSION

AMENDMENT NUMBER ONE

to the

MASTER REPURCHASE AGREEMENT

Dated as of February 1, 2013

between

GREEN TREE SERVICING LLC

and

THE ROYAL BANK OF SCOTLAND PLC

This AMENDMENT NUMBER ONE (this “Amendment Number One”) is made this 28th day of March, 2013 (the “Amendment Effective Date”) between GREEN TREE SERVICING LLC (“Seller”) and THE ROYAL BANK OF SCOTLAND PLC (“Buyer”), to that certain Master Repurchase Agreement, dated as of February 1, 2013, between Seller and Buyer, as amended, supplemented or otherwise modified from time to time (the “Repurchase Agreement”).

RECITALS

WHEREAS, Seller has requested and Buyer agrees to amend the Repurchase as more specifically set forth herein; and

WHEREAS, Seller and Buyer have agreed to amend the Repurchase Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. As of the Amendment Effective Date, the Repurchase Agreement is hereby amended as follows:

(a) Section 2 of the Repurchase Agreement is hereby amended by adding the following new definition thereto in proper alphabetical order:

“Seasoned 61-90 Loan” shall mean a Loan that was originated by a Qualified Originator (other than Seller) between sixty-one (61) calendar days and ninety (90) calendar days (inclusive) prior to the initial Purchase Date of such Loan.

(b) Section 12(o) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(o) Financial Covenants. Seller’s Adjusted Tangible Net Worth is not less than the Minimum Adjusted Tangible Net Worth as of the last day of each calendar month. The ratio of Seller’s Indebtedness (excluding non-recourse Indebtedness) to Adjusted Tangible Net Worth is not greater than the Maximum Leverage Ratio as of the last day of each calendar month. Seller has cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount equal to not less than the Minimum Liquidity Amount.

(c) Section 13(mm) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(mm) Financial Covenants.

(i) Maintenance of Liquidity. Seller shall at all times maintain cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under uncommitted warehouse and repurchase facilities in an aggregate amount equal to not less than the Minimum Liquidity Amount.

(ii) Maintenance of Adjusted Tangible Net Worth. Seller shall not permit its Adjusted Tangible Net Worth to be less than the Minimum Adjusted Tangible Net Worth as of the last day of each calendar month.

(iii) Maintenance of Leverage. Seller shall not permit the ratio of its Indebtedness (excluding non-recourse Indebtedness) to Adjusted Tangible Net Worth to be greater than the Maximum Leverage Ratio as of the last day of each calendar month.

(d) Subsection (v) of Exhibit A-1 of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

(v)	As of the last day of the most recent calendar month: (1) Seller’s Adjusted Tangible Net Worth is not less than $200,000,000; and (2) the ratio of Seller’s Indebtedness (excluding non-recourse Indebtedness) to Adjusted Tangible Net Worth is not greater than 12:1. Seller has cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount equal to not less than $25,000,000.

(e) Schedule 3 to the Repurchase Agreement is hereby deleted in its entirety and replaced with the Schedule 3 attached to this Amendment Number One as Annex I.

(f) Schedule 4 to the Repurchase Agreement is hereby deleted in its entirety and replaced with the Schedule 4 attached to this Amendment Number One as Annex II.

SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Repurchase Agreement.

SECTION 3. Conditions Precedent. This Amendment Number One shall become effective on the Amendment Effective Date, provided that Buyer shall have received this Amendment Number One delivered by a duly authorized officer of Seller and such other documents as Buyer or counsel to Buyer may reasonably request.

SECTION 4. Representations. Seller hereby represents to Buyer that as of the Amendment Effective Date, Seller is in full compliance with all of the terms and conditions of the Repurchase Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Repurchase Agreement or any other Program Document.

SECTION 5. Governing Law. THIS AMENDMENT NUMBER ONE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment Number One may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement. This Amendment Number One, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No signatory to this Amendment Number One shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

SECTION 7. Limited Effect. Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number One need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

GREEN TREE SERVICING LLC
(Seller)

By:	/s/ Cheryl A. Collins
Name:	Cheryl A. Collins
Title:	Senior Vice President and Treasurer

THE ROYAL BANK OF SCOTLAND PLC
(Buyer)

By: RBS Securities, Inc., its agent

By:	/s/ Regina Abayev
Name:	Regina Abayev
Title:	Director

Amendment Number One to the Master Repurchase Agreement (RBS-GTS)

ANNEX I

Schedule 3

Relevant States

All 50 States other than Hawaii and New York

ANNEX II

Schedule 4

Subsidiaries

Green Tree Advance Receivables II, LLC